UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 6, 2006

1st CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 6, 2006, 1st Constitution Bank, a wholly-owned subsidiary of 1st Constitution Bancorp (“1st Constitution Bank”), entered into a Branch Purchase and Assumption Agreement (the “Branch Purchase Agreement”) with Sun National Bank (“Sun Bank”) pursuant to which 1st Constitution Bank will acquire deposit liabilities and certain related assets of a Sun Bank branch located in Hightstown, New Jersey, subject to regulatory approval and certain closing conditions.

A copy of the Branch Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 10, 2006, 1st Constitution Bancorp issued a press release announcing the execution and delivery of the Branch Purchase Agreement.  A copy of the press release is being furnished as Exhibit 99 hereto.

Item 9.01.  Financial Statements and Exhibits

             (d)        Exhibits.

Exhibit No.	Title

10.1	Branch Purchase and Assumption Agreement, dated as of November 6, 2006, by and between 1st Constitution Bank and Sun National Bank

99	Press release of 1st Constitution Bank, dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: November 13, 2006	By:	/s/ ROBERT F. MANGANO
	Name:	Robert M. Mangano
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Branch Purchase and Assumption Agreement, dated as of November 6, 2006, by and between 1st Constitution Bank and Sun National Bank

99	Press release of 1st Constitution Bank, dated November 10, 2006